                                 Exhibit 23(ii)
                         FINANCIAL STATEMENT SCHEDULES

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

SCHEDULE I: SUMMARY OF INVESTMENTS - OTHER THAN INVESTMENTS IN RELATED PARTIES

                               December 31, 1997
                                 (In Millions)

                                                                             Amount
                                                                            at which
                                                        Cost or             shown on
                                                         Other      Fair    Balance
                                                         Basis      Value    Sheet
                                                         -----      -----    -----
Bonds:
U.S. Treasury Securities and Obligations of U.S.
    Government Corporations and Agencies                $ 6,241   $ 6,701   $ 6,241
Debt Securities issued by Foreign Governments                84        85        84
Mortgage-backed securities                                3,391     3,570     3,391
State and local governments                                 362       385       362
Corporate debt securities                                12,149    12,867    12,149
Utilities                                                   872       970       872
    Affiliates                                              792       794       792
                                                        -------   -------   -------
    Total Bonds                                          23,891    25,372    23,891
                                                        -------   -------   -------
Common Stock:
Public utilities                                              2         3         3
Banks, Trusts and Insurance Companies                         8        15        15
Industrial, Miscellaneous and Other                         240       336       336
                                                        -------   -------   -------
    Subtotal                                                250       354       354
Other, Including Subsidiaries                               711       972       972
                                                        -------   -------   -------
Total Common Stock                                          960   $ 1,326     1,326
                                                        =======   =======   =======
Mortgage Loans on Real Estate                             4,865               4,864
Real Estate:
Properties in Satisfaction of Debt                          118                 118
Investment Real Estate                                    1,508               1,508
                                                        -------             -------
    Subtotal - Real Estate Investment                     1,626               1,626
Real Estate - Other                                          72                  72
                                                        -------             -------
    Total Real Estate                                     1,698               1,698
                                                        -------             -------
Policy Loans                                              4,950               4,950
Cash and Short-term investments                           1,941               1,941
Other Investments                                           992                 992
                                                        -------             -------
    Total Investments                                    39,296              39,662
                                                        -------             -------
Related Parties:
Bonds                                                       792   $   794       792
Common Stock                                                711       972       972
                                                        -------   -------   -------
    Total Related Parties                                 1,503   $ 1,766     1,764
                                                        -------   =======   -------
Investments Other than Investments in Related Parties   $37,793             $37,897
                                                        =======             =======

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

           SCHEDULE III: SUPPLEMENTARY INSURANCE INFORMATION/(1)(2)/

                               December 31, 1997
                                 (In Millions)

                                            Policyholders'                Net     Policy Benefits
                              Policyholders'   Dividends               Investment  and Payments                   Other
                               Reserves and   Claims and    Premium    and Other   and Increase                 Insurance
Segment                           Funds     Other Benefits   Income    Income(2)    in Reserves   Commissions   Expenses
-----------------------------------------------------------------------------------------------------------------------------
Year ended December 31, 1997
Individual line                   $26,265      $ 1,303      $ 4,299      $ 2,187      $ 4,308      $   302      $   462
Pension Management                  7,518            5        2,466          717        3,010           14           70
                                  -------      -------      -------      -------      -------      -------      -------
                                  $33,783      $ 1,308      $ 6,765      $ 2,904      $ 7,318      $   316      $   532
                                  =======      =======      =======      =======      =======      =======      =======

Year ended December 31, 1996
Individual line                   $24,901      $ 1,252      $ 4,286      $ 2,062      $ 4,235      $   323      $   523
Pension Management                  8,441            7        2,043          799        2,668           12           67
                                  -------      -------      -------      -------      -------      -------      -------
                                  $33,342      $ 1,259      $ 6,329      $ 2,861      $ 6,903      $   335      $   590
                                  =======      =======      =======      =======      =======      =======      =======

Year ended December 31, 1995
Individual line                   $23,280      $ 1,221      $ 3,925      $ 1,994      $ 3,796      $   331      $   562
Pension Management                  9,613            7        1,803          904        2,561            9           66
                                  -------      -------      -------      -------      -------      -------      -------
                                  $32,893      $ 1,228      $ 5,728      $ 2,898      $ 6,357      $   340      $   628
                                  =======      =======      =======      =======      =======      =======      =======

/(1)/ Deferred policy acquisition cost column has been omitted from this schedule because it does not apply to mutual life insurance companies. /(2)/ Includes other income of $68 million, $80 million and $61 million for
      1997, 1996 and 1995, respectively.

                  MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                           SCHEDULE IV: REINSURANCE

                                 (In Millions)

                                                                                                  Percentage of
                                                           Ceded         Assumed                     Amount
                                             Gross        to Other      from Other      Net          Assumed
Year ended December 31, 1997                 Amount       Companies     Companies      Amount        to Net
--------------------------------------------------------------------------------------------------------------
Life Insurance in Force                     $201,560      $ 47,606      $    968      $154,922        0.6%
                                            ========      ========      ========      ========        ===
Premiums and other considerations
  Individual life & annuities               $  3,775      $    101      $     50      $  3,724        1.3%
  Group life & annuities                       2,795            41             -         2,754          -
  Accident & health                              567           280             -           287          -
                                            --------      --------      --------      --------        ---
Total Premium and other considerations      $  7,137      $    422      $     50      $  6,765        1.3%
                                            ========      ========      ========      ========        ===

Year ended December 31, 1996

Life Insurance in Force                     $202,572      $ 45,012      $    719      $158,279        0.5%
                                            ========      ========      ========      ========        ===
Premiums and other considerations
  Individual life & annuities               $  4,663      $    711      $     47      $  3,999        1.2%
  Group life & annuities                       2,405            75             0         2,330        0.0
                                            --------      --------      --------      --------        ---
Total Premium and other considerations      $  7,068      $    786      $     47      $  6,329        0.7%
                                            ========      ========      ========      ========        ===

Year ended December 31, 1995

Life Insurance in Force                     $200,804      $ 44,331      $    855      $157,328        0.5%
                                            ========      ========      ========      ========        ===
Premiums and other considerations
  Individual life & annuities               $  4,472      $    818      $     68      $  3,722        1.8%
  Group life & annuities                       2,081            85            10         2,006        0.5
                                            --------      --------      --------      --------        ---
Total Premium and other considerations      $  6,553      $    903      $     78      $  5,728        1.4%
                                            ========      ========      ========      ========        ===

                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY/(1)/

                SCHEDULE V - VALUATION AND QUALIFYING ACCOUNTS

                                 (In Millions)

                                                                                Realized    Unrealized   Net change to    Balance
                                    Balance at      Additions     Transfers     Capital       Capital    Policyholders'    at end
                                   beginning of      Reserve        among        Gains         Gains      Contingency        of
Description                           period   Contributions/(1)/ categories (Losses)/(2)/ (Losses)/(3)/ Reserves/(4)/  period/(5)/
-----------------------------------------------------------------------------------------------------------------------------------
As of and for the year ended
     December 31, 1997
     -----------------

Bonds, Preferred Stocks and Short-
  term Investments                    $ 234          $  28          $ (35)       $  (6)        $  29         $  16        $ 250
Mortgage Loans                          141             20             35          (44)           --            11          152
Real Estate                             240            (26)            65           (9)           --            30          270
Other Investments                       250            (55)           (65)          50            94            24          274
Special investment reserve for
  surplus notes                          32             (4)            --           --            --            (4)          28
                                      -----          -----          -----        -----         -----         -----        -----
     Total                            $ 897          $ (37)         $  --        $  (9)        $ 123         $  77        $ 974
                                      =====          =====          =====        =====         =====         =====        =====

Detail/(6)/:
     Asset Valuation Reserve          $ 689                                                                               $ 841
     General Investment Reserves        208                                                                                 133
                                      -----                                                                               -----
     Total                            $ 897                                                                               $ 974
                                      =====                                                                               =====

As of and for the year ended
     December 31, 1996
     -----------------

Bonds, Preferred Stocks and Short-
  term Investments                    $ 210          $  40              0        $  (7)        $  (9)        $  24        $ 234
Mortgage Loans                          141             37              0          (37)            0             0          141
Real Estate                             135             41          $ 154          (79)          (11)          105          240
Other Investments                       234              0           (154)         200           (30)           16          250
Special investment reserve for
  surplus notes                          35             (3)             0            0             0            (3)          32
                                      -----          -----          -----        -----         -----         -----        -----
     Total                            $ 755          $ 115          $   0        $  77         $ (50)        $ 142        $ 897
                                      =====          =====          =====        =====         =====         =====        =====
Detail/(6)/:
     Asset Valuation Reserve          $ 567                                                                               $ 689
     General Investment Reserves        188                                                                                 208
                                      -----                                                                               -----
     Total                            $ 755                                                                               $ 897
                                      =====                                                                               =====

                MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY (1)

                                 (In Millions)

                                                                                Realized    Unrealized   Net change to    Balance
                                    Balance at      Additions     Transfers     Capital       Capital    Policyholders'    at end
                                   beginning of      Reserve        among        Gains         Gains      Contingency        of
Description                           period   Contributions/(1)/ categories (Losses)/(2)/ (Losses)/(3)/ Reserves/(4)/  period/(5)/
-----------------------------------------------------------------------------------------------------------------------------------
As of and for the year ended
      December 31, 1995
      -----------------

Bonds, Preferred Stocks and Short-
  term Investments                    $ 208          $  44             (2)       $  (1)        $ (39)        $   2         $ 210
Mortgage Loans                          204             11              2          (70)           (6)          (63)          141
Real Estate                             125             27             27          (42)           (2)           10           135
Other Investments                       107              5            (27)          18           131           127           234
Special investment reserve for
  surplus notes                          35              0              0            0             0             0            35
                                      -----          -----          -----        -----         -----         -----         -----
     Total                            $ 679          $  87          $   0        $ (95)        $  84         $  76         $ 755
                                      =====          =====          =====        =====         =====         =====         =====

Detail/(6)/:
     Asset Valuation Reserve          $ 470                                                                                $ 567
     General Investment Reserves        209                                                                                  188
                                      -----                                                                                -----
     Total                            $ 679                                                                                $ 755
                                      =====                                                                                =====

/(1)/ Amounts represent contributions calculated using a statutory formula plus amounts deemed necessary by the Company. Represents the net impact on Policyholder' Contingency Reserves for investment gains and losses not related to changes in interest rates.
/(2)/ These amounts offset realized capital gains and losses, net of tax, that have been recorded as a component of net income. Amounts include realized capital gains and losses, net of tax, on sales not related to interest fluctuations, repayments of mortgage loans at a discount, mortgage loan foreclosures, and real estate permanent write-downs.
/(3)/ These amounts offset unrealized capital gains, recorded as a change in Policyholders' Contingency Reserves. Amounts include unrealized losses due to market value reductions of securities with a NAIC quality rating of 6 and net changes in the undistributed earnings of subsidiaries.
/(4)/ Amounts represent the reserve contribution (note 2) less amounts already recorded (notes 3 and 4). This net change in reserves is recorded as a charge to Policyholders' Contingency Reserves.
/(5)/ The balance is comprised of the Asset Valuation Reserve and General Investment Reserves which are recorded separately as liabilities on the Statement of Financial Position.
/(6)/ The Asset Valuation Reserve is a component of Total Adjusted Capital, while General Investment Reserves are excluded from Total Adjusted Capital, according to the NAIC definition.